                                                                    Exhibit 21-1

                        Savannah Foods & Industries, Inc.
                              List of Subsidiaries

Name of Subsidiary                                    Jurisdiction of Incorporation
------------------                                    -----------------------------
Biomass Corporation                                               Delaware

Dixie Crystals Brands, Inc.                                       Delaware
      Subsidiaries of Dixie Crystals Brands, Inc.
             Dixie Crystals Foodservice, Inc.                     Delaware
             King Packaging Company, Inc.                         Georgia

Food Carrier, Inc.                                                Georgia

Michigan Sugar Company                                            Michigan
      Subsidiaries of Michigan Sugar Company
             Great Lakes Sugar Company                            Ohio
             Pioneer Trading Corporation                          Virgin Islands

Refined Sugar Trading Institute                                   Delaware

Savannah Foods Industrial, Inc.                                   Delaware
      Subsidiary of Savannah Foods Industrial, Inc.
             Phoenix Packaging Corporation                        Delaware

Savannah International Company                                    Delaware
      Subsidiary of Savannah International Company
             Savannah Packaging Company                           Delaware

Savannah Investment Company                                       Delaware

Savannah Molasses & Specialties Company                           Delaware

Savannah Sugar Refining Corporation                               Georgia

Savannah Total Invert Company                                     Delaware


                                      75